EXHIBIT 2

--------------------------------------------------------------------------------




                          REGISTRATION RIGHTS AGREEMENT





                           Dated as of March 25, 2003





                                      among





                          IMPSAT FIBER NETWORKS, INC.,

                                   IMPSAT S.A.





                                       and





                THE HOLDERS LISTED ON THE SIGNATURE PAGES HERETO






--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 25, 2003, among (i) IMPSAT FIBER NETWORKS, INC., a Delaware corporation (the "Company"); (ii) IMPSAT, S.A., a corporation (sociedad anonima) organized pursuant to the laws of the Republic of Argentina ("IMPSAT Argentina"); (iii) the holders of the Company's 6% Senior Guaranteed Convertible Notes due 2011 - Series A and B guaranteed by IMPSAT Argentina (collectively, the "Notes"), listed on the Schedule of Holders attached hereto as Exhibit A (the "Schedule of Holders"); (iv) the holders of shares (the "Common Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), listed on the Schedule of Holders; and (v) the holders of warrants to purchase shares of Common Stock (the "Warrants" and, collectively with the Notes and the Common Shares, the "Securities") listed on the Schedule of Holders.


                                    RECITALS:

     WHEREAS, on June 11, 2002, the Company filed a petition under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

     WHEREAS, by order dated December 16, 2002, entered by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code, the Bankruptcy Court confirmed the Company's Plan of Reorganization dated October 23, 2002, as amended (the "Plan"); and

     WHEREAS, the Plan provides, among other things, for (i) the issuance by the Company of the Securities held by each Holder (as defined herein) in discharge of pre-existing indebtedness of the Company to such Holder, and (ii) the execution and delivery of this Agreement by the parties hereto.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Adverse Effect" shall have the meaning set forth in Section 2(d).

          "Common Shares" shall have the meaning set forth in the preamble.

          "Common Share Equivalents" shall mean, as to any Holder, all Common Shares that are issued and outstanding to such Holder and all shares of Common Stock that are issuable upon the exchange, exercise or conversion of any other of the Registrable Securities held by such Holder. The number of Common Share Equivalents owned by a Holder shall equal the sum of the number of issued and outstanding Common Shares owned by such Holder plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other Registrable Security owned by such Holder.

          "Common Stock" shall have the meaning set forth in the preamble.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors; provided that, where this Agreement pertains in any manner to the Notes (including for purposes of Section 4), "Company" shall mean IMPSAT Fiber Networks, Inc. and IMPSAT Argentina, jointly and severally.

          "Conversion Shares" shall have the meaning set forth in the definition of Registrable Securities.

          "Holder" shall mean a holder of Registrable Securities.

          "Indenture" shall mean the indentures relating to the Notes dated as of March 25, 2003 among the Company, IMPSAT Argentina and The Bank of New York.

          "Majority Holders" shall mean the Holders of a majority of the total Common Share Equivalents.

          "Notes" shall have the meaning set forth in the Preamble.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement (including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement), and all other amendments and supplements to such prospectus, in each case, including all material, if any, incorporated by reference therein.

          "Purchased Shares" shall mean any shares of Common Stock purchased after the date hereof and held by a Holder to whom Securities were issued pursuant to the Plan.

          "Registrable Securities" shall mean (i) the Securities issued under the Plan, (ii) the shares of Common Stock issued or issuable upon conversion of the Notes issued under the Plan (the "Conversion Shares"),
     (iii) any Purchased Shares included in a Shelf Registration Statement by a post-effective amendment pursuant to Rule 462(b) under the 1933 Act in accordance with Section 2(a), (iv) the shares of Common Stock issued or issuable upon exercise of the Warrants issued under the Plan (the "Warrant Shares"),

     (v) any shares of capital stock issued or issuable with respect to any Securities, Conversion Shares or Warrant Shares referenced in the immediately preceding clauses (i) through (iv) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or the exercise of the Warrants, and (vi) any shares of capital stock of any entity issued in respect of the capital stock referenced in the immediately preceding clauses (i) through (v) as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, however, that any securities described in the preceding clauses (i) through (vi) shall not be Registrable Securities (A) when a Registration Statement with respect to such securities shall have been declared effective under the 1933 Act and such securities shall have been disposed of pursuant to such Registration Statement, (B) when such securities have been sold in accordance with Rule 144 (or any successor provision) promulgated under the 1933 Act, (C) the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend restricting further transfer and such securities may be resold under Rule 144(k) under the 1933 Act, or (D) when such securities shall have ceased to be outstanding.

          "Registrable Common Securities" shall mean any shares of Common Stock (excluding any Purchased Shares), Conversion Shares and Warrant Shares that are Registrable Securities.

          "Registration Expenses" shall mean the following expenses incident to performance of or compliance by the Company with this Agreement: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration, listing and filing fees (including fees of any "qualified independent underwriter" in connection with an Underwritten Offering); (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities); (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws; (v) the fees and disbursements of the Trustee and its counsel, the transfer agent, registrar and/or depositary (including the Depository Trust Company) for the Common Stock; (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders); and (vii) the fees and disbursements of the independent public accountants of, and any special experts retained by, the Company, including, the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than such fees and expenses of counsel for the Holders permitted under clause
     (vi) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Company (including any Shelf Registration Statement) filed pursuant to this Agreement under the 1933 Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments (including pursuant to Rule 462(b) under the 1933 Act), in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities" shall have the meaning set forth in the preamble.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(a) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement that covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act (or any similar rule that may be adopted by the SEC) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

          "Warrants" shall have the meaning set forth in the preamble.

          "Warrant Shares" shall have the meaning set forth in the definition of Registrable Securities.

     2. Registration Under the 1933 Act.

     (a) As soon as practicable, but in no event later than 60 days after the date hereof, the Company shall file a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as thereafter practicable but in any event not later than 90 days following such filing. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the Holders shall no longer hold any Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees (i) to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder and (ii) if the Company receives written notice from any Holder after the date on which such Shelf Registration Statement has become effective that such Holder desires to include some or all of its Purchased Shares in such Shelf Registration Statement, to use its reasonable best efforts to so include such Purchased Shares as promptly as practicable by a post-effective amendment to such Shelf Registration Statement pursuant to Rule 462(b) under the 1933 Act, and, in each such case, to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company shall give all Holders written notice of such proposed post-effective amendment to the Shelf Registration Statement as soon as practicable (but in any event not less than five business days before the anticipated filing date of such amendment), and such Holders may thereupon include some or all of their Purchased Shares in the Shelf Registration Statement under such post-effective amendment by making a written request therefor to the Company (which request must be received by the Company not later than five business days after receipt by such Holder of the Company's notice); provided, however, that, if the maximum aggregate offering price of all Purchased Shares requested by all Holders for inclusion in such Shelf Registration pursuant hereto would exceed the limitations imposed by Rule 462(b) under the 1933 Act, the total number of such Purchased Shares to be so included shall be reduced in compliance with such limitations, pro rata based on the ratio that all shares of Common Stock held by each such Holder bears to the total number of shares of Common Stock held by all such Holders. The Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement.

     (c) A Shelf Registration Statement pursuant to Section 2(a) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it takes any action that would result in Holders of Registrable Securities covered thereby not being able temporarily to offer and sell such securities during that period, unless (i) such action is required by (and is the only course of action available to comply with) applicable law or is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable, and (ii) the Company gives written notice thereof to such Holders describing in reasonable detail the reasons for and nature of such action and the period during which such Holder's ability to offer and sell Registrable Securities is suspended.

     (d) If at any time after the date hereof the Company proposes to file a Registration Statement with respect to an offering of Common Stock for the account of the Company or any Person other than a Holder of Registrable Common Securities (except a registration pursuant to Section 2(a) or on Form S-4 or Form S-8 or any successor form), in each case, that is to be underwritten on a firm commitment or best efforts basis, then the Company shall give written notice of such proposed filing to the Holders of Registrable Common Securities as soon as practicable (but in any event not less than 20 business days before the anticipated filing date of such registration), describing in reasonable detail the proposed registration (including, to the extent practicable, the number of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution, any proposed managing underwriters and a good faith estimate of the proposed range of offering prices), and shall offer such Holders the opportunity to register such number of Registrable Common Securities as each such Holder may request. Upon the written request of any Holder, which must be received by the Company not later than 10 business days after receipt by such Holder of the Company's notice, to register any of such Holder's Registrable Common Securities, the Company will use its reasonable best efforts to cause such Registrable Common Securities to be included in such Registration Statement proposed to be filed by the Company on the same terms and conditions as the Common Stock being registered; provided, however, that if the managing underwriters for the offering advise the Company in writing that the inclusion of such Registrable Common Securities would adversely affect the price or success of the offering (an "Adverse Effect"), and the Company notifies the Holder thereof in writing of such advice, then (i) the number of Registrable Common Securities to be included in such Registration Statement shall be reduced to an amount which, in the judgment of such managing underwriters, would eliminate such Adverse Effect or
(ii) if no such reduction would, in the judgment of such managing underwriters, eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Common Securities from such Registration Statement provided no other securities are included for the account of any Person other than the Company or the Person that initiated such registration; and provided, further, that the Company shall not be required to include any Registrable Common Securities in any such Registration Statement under this Section 2(d) unless the Holder thereof furnishes to the Company such information about such Holder as the Company reasonably requests for inclusion in or in connection with such Registration Statement. Any partial reduction in the number of Registrable Common Securities to be included in such Registration Statement pursuant hereto shall be effected pro rata based on the ratio that any Holder's Registrable Common Securities bears to the total number of Registrable Common Securities requested to be included in such Registration Statement. Any Holder of Registrable Common Securities shall have the right to withdraw its request for inclusion of such securities in any such Registration Statement pursuant to this
Section 2(d) by giving written notice to the Company of its request to withdraw prior to the earlier of the execution of any underwriting agreement or custody agreement with respect to such registration, and such withdrawal shall be irrevocable. The Company shall have the right to postpone, suspend or withdraw any registration pursuant to this Section 2(d) without obligation to any Holder of Registrable Common Securities.

     3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statement pursuant to Section 2(a) hereof, the Company shall as expeditiously as possible, as applicable:

     (a) prepare and file with the SEC a Registration Statement (i) on the appropriate form under the 1933 Act, which (x) shall be selected by the Company,
(y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and the rules and regulation of the SEC (including with respect to containing all financial statements required by the SEC to be filed therewith, and (ii) not containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any related Prospectus, in light of the circumstances under which they were made) not misleading; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

     (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement as may be necessary to keep such Registration Statement effective as required under Section 2 and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders;

     (c) furnish to each Holder and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus and any summary prospectus, and any amendment or supplement thereto and such other documents (including any documents incorporated by reference therein) as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto and any such document in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

     (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Underwriter of an Underwritten Offering of Registrable Securities or any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any Holder requests or until all of such Registrable Securities are sold, whichever is shortest, to cooperate with such Holder and Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to material taxation in any such jurisdiction if it is not so subject; and use its reasonable best efforts to obtain all other approvals, consents, exemptions, or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Holders to consummate the disposition of such Registrable Securities;

     (e) notify promptly each Holder and, if requested by any such Holder, confirm such advice in writing (i) of the filing of a Registration Statement, Prospectus and any amendment or supplement thereto, and with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any comments by the SEC with respect to such Registration Statement or any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings by any Person for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement (or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction) at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order (or the lifting of any such suspension);

     (g) furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (in the case of the Notes, consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

     (i) upon the occurrence of any event contemplated by clause (v) of Section 3(e) hereof, use its best efforts promptly (subject to its obligations under Section 3(j)) to prepare and file with the SEC (and deliver to each Holder) a supplement, amendment or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus immediately thereafter until the Company has amended or supplemented the Registration Statement or related Prospectus or document to correct such misstatement or omission and delivered to the Holders the Registration Statement, Prospectus or document, as then amended and supplemented;

     (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement pursuant to Section 2(a), provide copies of such document to the Holders, provide the Holders and their counsel with an adequate opportunity to review and comment on such Registration Statement (and reflect in the Registration Statement all such comments the Holders may reasonably make) and make such of the representatives of the Company as shall be reasonably requested by the Holders or their counsel available for discussion of such document, and not at any time file or make any amendment to the Registration Statement, any Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holders and their counsel shall not have previously been advised and furnished a copy or to which the Holders or their counsel shall reasonably object;

     (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Securities, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (l) make available for inspection by representatives of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to a Shelf Registration Statement, and any attorneys and accountants or other agents designated by the Holders or Underwriters, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with such Shelf Registration Statement;

     (m) use its best efforts to cause all Registrable Common Securities to be listed on any securities exchange or any automated quotation system on which the Common Stock is then listed;

     (n) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

     (o) enter into such customary agreements (including underwriting agreements in customary form, in the case of an Underwritten Offering, which may include such standard "lock-up" obligations as may be reasonably requested by the managing Underwriters) and take all such other actions in connection therewith (including those requested by the Holders of a majority in Common Share Equivalents of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities pursuant to a Shelf Registration Statement, including, an Underwritten Offering, and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, (iv) use its reasonable best efforts to make such road show presentations and otherwise engage in such reasonable marketing support in connection with any Underwritten Offering, including making its management available for such purpose if so requested by the Underwriters for such offering, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in Common Share Equivalents of the Registrable Securities being sold or the Underwriters, and that are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

     (p) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Shelf Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

     (q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

     The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the last sentence of Section 2(c), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until expiration of the suspension period indicated in such notice. The Company may give notice of any event of the kind described in Section 3(e)(v) and/or in the last sentence of
Section 2(c) not more than three times during any 365-day period and any such suspensions may not exceed 30 days for each suspension (or 90 days in the aggregate in any such period).

     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority in Common Share Equivalents of the Registrable Securities included in such offering.

     4. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, or is under common control with, or is controlled by, such Holder, from and against all losses, claims, damages, liabilities and expenses (including any legal or other expenses reasonably incurred by any such Holder or Person in connection with defending or investigating any such action or claim, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the 1933 Act or in any Prospectus, or in any amendment or supplement thereto, including all documents (if any) incorporated therein by reference, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing indemnity shall not inure to the benefit of any of the foregoing parties to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (x) in any Prospectus delivered by any such party (1) if prior to such delivery by such party, the Company shall have complied with its obligations under Section 3(e), (c) and (i) of this Agreement, to provide such party with prompt notification of such untrue statement or omission and to furnish to such party copies of an amended or supplemented Prospectus, and (2) if delivered by such party (after receipt thereof from the Company) within the time (if any) required by the 1933 Act, such amended or supplemented Prospectus would have cured such untrue statement or omission contained in the Prospectus delivered by such party or (y) in any such Registration Statement or Prospectus (or amendment or supplement) in reliance upon and in conformity with written information relating to any such party furnished to the Company by such party expressly for use therein. For the avoidance of doubt, the parties hereto acknowledge and agree that, in any suit, action or proceeding in which the Company asserts that, under the foregoing clauses (x) and (y) of this Section 4(a), the foregoing indemnity does not inure to the benefit of any of such foregoing parties the Company shall bear the evidentiary burden of establishing such assertion in accordance with the normal, civil burden of proof by a preponderance of the evidence. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. This indemnity shall be in addition to any liability the Company may otherwise have.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the other Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company and any other Holder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with reference to information relating to such indemnifying Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder (except to the extent that the indemnifying party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails to assume the defense of such action reasonably promptly with counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of such Sections, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Holders of a majority of the Registrable Securities (being) sold. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 4(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses incurred by an indemnified party, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Registrable Securities of such Holder that were registered pursuant to a Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     (e) Notwithstanding any other provision of this Section 4, no Holder shall be required to indemnify or contribute with respect to any sale of any of Registrable Securities any amount in excess of the total amount received by such Holder from the sale of such Registrable Securities (less underwriting discounts and sale commissions). The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to Section 2.

     5. Rule 144. The Company covenants that so long as any Registrable Securities remain outstanding it shall (a) file any reports required to be filed by it under the 1934 Act and (b) take such further action as each Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the 1933 Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or Regulation S under the 1933 Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether it has complied with such requirements. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted herein.

     6. Miscellaneous.

     (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement shall not enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in Common Share Equivalents of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Holders of the Securities, the address set forth on the Schedule of Holders, and (ii) if to the Company, initially at the Company's address set forth in the Plan and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the second succeeding business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of any Registrable Securities that are Notes in violation of the terms of the applicable Indenture.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, the words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation" and the words "herein", "hereof", and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof unless the context otherwise requires.

     (g) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (h) Remedies. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement by the Company and specifically to enforce the terms and provisions hereof (including Section 2), in addition to any other remedy to which they may be entitled, at law or in equity.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                [remainder of page blank; signature page follows]

                                  SIGNATURES TO
                          REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       IMPSAT FIBER NETWORKS, INC.


                                       By: /s/ Hector Alonso
                                           -------------------------------------
                                           Name:  Hector Alonso
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                       By: /s/ Guillermo V. Pardo
                                           -------------------------------------
                                           Name:  Guillermo V. Pardo
                                           Title: Senior Vice President,
                                                  Corporate Finance and
                                                  Treasury, and Secretary


                                       IMPSAT S.A.


                                       By: /s/ illegible
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:  /s/ illegible
                                           -------------------------------------
                                           Name:
                                           Title:

                                  SIGNATURES TO
                          REGISTRATION RIGHTS AGREEMENT
                                   (Continued)



Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ illegible
    -------------------------------------------
    Name:
    Title:


NORTEL NETWORKS LIMITED


By: /s/ illegible
    -------------------------------------------
    Name:
    Title:


WRH PARTNERS GLOBAL SECURITIES, L.P.

     By:  WRH Partners Global Securities, Inc.,
          its General Partner


          By: /s/ illegible
              ---------------------------------
              Name:
              Title:


W.R. HUFF ASSET MANAGEMENT CO., L.L.C.


By: /s/ illegible
    -------------------------------------------
    Name:
    Title:

                                                                       EXHIBIT A


                               SCHEDULE OF HOLDERS


Date of this Schedule of Holders:  March 25, 2003
                                   --------------

                Holder                               Securities Held
---------------------------------------   --------------------------------------
Morgan Stanley & Co. Incorporated......   2,884,659 shares of Common Stock

Nortel Networks Limited................   $15,938,000 Series B 6% Senior
                                          Guaranteed Convertible Notes due 2011

                                          Warrants exercisable for up to
                                          2,667,975 shares of Common Stock

WRH Partners Global Securities, L.P....   Series A 6% Senior Guaranteed
                                          Convertible Notes due 2011 in the
W.R. Huff Asset Management Co., L.L.C..   aggregate principal amount received
                                          pursuant to the Plan